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                                                                    EXHIBIT 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (File Nos. 333-21425, 333-33779, 333-43333, 333-50855 and
333-50855-01) and on Form S-8 (File Nos. 33-38249, 33-26970, 333-03975,
333-33999 and 333-34001) of Tyco International Ltd. of our report dated
October 23, 1998 on our audits of the Consolidated Financial Statements and the Consolidated Financial Statement Schedule of Tyco International Ltd. as of September 30, 1998 and 1997 and for the year ended September 30, 1998, the nine months ended September 30, 1997 and the year ended December 31, 1996, which report is included in this Annual Report on Form 10-K.



                                                    PricewaterhouseCoopers


Hamilton, Bermuda
December 9, 1998